AMERICAN EXPRESS LOGO



                                      2000

                                  FIRST QUARTER

                               EARNINGS SUPPLEMENT

THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FIRST QUARTER 2000 EARNINGS RELEASE.

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THIS SUMMARY CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, EACH INDICATED BY AN
ASTERISK (*), WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGES 34-37 OF THE COMPANY'S 1999 10-K ANNUAL REPORT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

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


                            AMERICAN EXPRESS COMPANY
                            ------------------------
                               FIRST QUARTER 2000
                               ------------------
                                   HIGHLIGHTS
                                   ----------

o Diluted EPS growth of 14%, net revenue (managed basis) increase of 16% (14% on a GAAP basis), and ROE of 25% met our financial targets.

o   Solid performance continued. Compared with the first quarter of 1999:

    -   Worldwide billed business rose 20%;

    -   Worldwide lending balances on a managed asset basis of $26.4B were up
        44%;

    - Worldwide cards in force increased 12%, up 5MM from last year. In the first quarter, 1.9MM net new cards were added; and

    -   AEFA assets owned, managed and administered of $289B were 27% higher.

o American Express expanded its products and services during the quarter as it:

    - Added several new partners to the Membership Rewards and Membership Rewards Plus programs, expanding our relationships to include additional airlines, hotels and several popular retail establishments.

    - Launched an American Express Blue Credit Card in New Zealand, which offers consumers attractive interest rates and money-back rebates.

    - Added Winn-Dixie, one of the largest U.S. supermarket chains to our list of merchants accepting Cards.

    - Signed an agreement with Hong Leong Bank in Malaysia to issue a new credit card that will be accepted on American Express' global merchant network.

    - Announced the signing of a network license agreement with Swedbank to issue American Express branded cards in Sweden, beginning later this year.

    - Expanded our sponsorship as the Official Card of the National Basketball Association to leverage many of the NBA's marquee events, media vehicles, teams and players, to provide exclusive access and experiences for American Express cardmembers.

    - Rolled out AEFA's advisor platform strategy, providing advisors with the choice of different career tracks, including the first franchise option offered by a major financial services company.

    - Acquired over 4,500 ATMs located in 7-Eleven stores nationwide and announced a strategic alliance with 7-Eleven to introduce interactive kiosks, initially in a few hundred stores in Texas. The kiosks will provide customers with convenient access to financial services products 24 hours-a-day, seven days-a-week.

    - Purchased the non-attest assets of Hausser + Taylor, Ohio's largest independent regional accounting and business consulting firm.

    - Launched new investment products in Mexico through AEB, providing a range of personal financial services.

o   American Express continued to implement its internet strategy as it:

    - Introduced BlueLoot in the U.S., a free rewards program which offers one point for every dollar charged on Blue, both online and off.

    - Announced a strategic agreement with Ariba to accelerate and streamline B2B e-commerce through the joint development of a suite of electronic payment services.

    - Signed an agreement with MedicinePlanet, a comprehensive travel health information, product and service resource, whereby we will offer its customers our Travel Medical Protection insurance.

    -   Announced investments in:

        -- OpenTable.com and foodline.com, providers of diner information and real-time online reservation management services to the restaurant industry;

        -- Lipstream Networks, Inc., a leader in live voice communication over the internet;

        -- EncrypTix, Inc., which provides highly secure, authenticated online printing technologies for the events, movie, travel and financial service industries;

        -- Respond.com, a "Shop By Request" online service that connects buyers with sellers;

        --  PeopleFirst.com, one of the largest online automobile lenders; and

        -- BigVine.com, which is pioneering an e-marketplace that enables businesses to trade their excess goods and services through barter.

o Additional progress was made in broadening relationships with existing AXP customers as:

    -   Spending and lending balances per cardmember continued to increase;

    - Approximately 30% of new AEFA clients were again obtained from the cardmember base; and

    - AEFA manufactured certificates sold by AEB to its international clients grew.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                                  CONSOLIDATED
                                  ------------
                                   (UNAUDITED)

(millions, except per share amounts)                                 Quarters Ended                       Percentage
                                                                        March 31,                         Inc/(Dec)
                                                        ------------------------------------------     -----------------
                                                                   2000               1999
                                                                   ----               ----
Consolidated revenues:

      Net (managed basis)                                        $5,259             $4,524                   16%
                                                                 ======             ======
      GAAP reporting basis                                       $5,657             $4,971                   14%
                                                                 ======             ======

NET INCOME:                                                        $656               $575                   14%
                                                                   ====               ====
EPS:

       Basic                                                      $1.48              $1.28                   16%
                                                                  =====              =====

       Diluted                                                    $1.44              $1.26                   14%
                                                                  =====              =====


o CONSOLIDATED REVENUES: Grew from an increase in cards in force, strong card spending, larger loan balances, and higher managed assets.

o CONSOLIDATED EXPENSES: Rose due to greater marketing and promotion and interest costs, larger provisions for losses, and higher human resource and operating expenses.

o SHARE REPURCHASES: 2.8MM shares were purchased in 1Q `00; since the inception of repurchase programs in September 1994, 108.8MM shares have been acquired.

                                                                              Millions of Shares
                                                            -----------------------------------------------------------
     -   AVERAGE SHARES:                                     1Q `00               4Q `99             1Q `99
                                                             ------               ------             ------
         Basic                                                443.7                445.1              447.7
                                                              =====                =====              =====
         Diluted                                              454.1                456.2              456.2
                                                              =====                =====              =====
     -   ACTUAL SHARES:

         Shares outstanding - beginning of period             446.9                447.6              450.5
         Repurchase of common shares                           (2.8)                (1.8)              (2.6)
         Rockford acquisition                                     -                    -                0.5
         Employee benefit plans, compensation
           and other                                            0.5                  1.1                1.6
                                                              -----                -----              -----
         Shares outstanding - end of period                   444.6                446.9              450.0
                                                              =====                =====              =====


                               CORPORATE AND OTHER
                               -------------------

o The 1Q `00 net expense of $45MM compared with $43MM in 1Q `99 and $42MM in 4Q `99.

    - Both 1Q `00 and 1Q `99 include a $46MM ($39MM after-tax) Lehman Brothers preferred dividend based on its earnings which was offset by costs associated with various business building initiatives and, in 1999, Y2K related expenditures.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                             TRAVEL RELATED SERVICES
                             -----------------------

(preliminary)                 STATEMENTS OF INCOME
                              --------------------
                           (UNAUDITED, MANAGED BASIS)

                                                                        Quarters Ended                       Percentage
(millions)                                                                March 31,                          Inc/(Dec)
                                                            ---------------------------------------      -------------------
                                                                      2000                    1999
                                                                      ----                    ----
Net revenues:
     Discount revenue                                               $1,805                  $1,514               19%
     Net card fees                                                     405                     403                1
     Travel commissions and fees                                       438                     426                3
     Other revenues                                                    841                     639               32
     Lending:
          Finance charge revenue                                       887                     652               36
          Interest expense                                             332                     200               66
                                                                     -----                   -----
               Net finance charge revenue                              555                     452               23
                                                                     -----                   -----
          Total net revenues                                         4,044                   3,434               18
                                                                     -----                   -----
Expenses:
     Marketing and promotion                                           318                     270               18
     Provision for losses and claims:
          Charge card                                                  278                     233               20
          Lending                                                      335                     282               19
          Other                                                         21                      14               51
                                                                     -----                   -----
               Total                                                   634                     529               20
                                                                     -----                   -----
     Charge card interest expense                                      314                     241               30
     Human resources                                                   998                     912                9
     Other operating expenses                                        1,144                     928               23
                                                                     -----                   -----
          Total expenses                                             3,408                   2,880               18
                                                                     -----                   -----
Pretax income                                                          636                     554               15
Income tax provision                                                   220                     191               15
                                                                     -----                   -----
Net income                                                            $416                    $363               15
                                                                     =====                   =====

Note: Unless indicated otherwise, the following discussion addresses the "managed basis" Statements of Income. The GAAP Statements of Income are also included in the Company's Earnings Release.

o Revenues benefited from increased cards in force and worldwide billed business and growth in cardmember loans outstanding.

o The higher expenses reflect increased operating costs, primarily due to business growth, greater provisions for losses, higher interest costs and larger marketing and promotion expenditures.

o Under Statement of Financial Accounting Standards No. 125 (SFAS 125), which prescribes the accounting for securitizations, TRS recognized a pre-tax gain of $36MM ($23MM after-tax) in 1Q `00 related to the securitization of $1.0B of U.S. Lending receivables. This gain was offset by higher expenses related to card acquisition initiatives and, therefore, had no material impact on net income or total expenses.

    For purposes of the above "managed asset basis" Statements of Income, which present TRS' results as if there had been no securitizations, such gain (reported on the GAAP Statement of Income as a $24MM reduction in the Lending Provision for Losses and increases in Other Revenue and Lending Interest Expense) and corresponding growth in Marketing and Promotion and Other Operating Expenses have been eliminated.

o We have made a number of investments in e-commerce companies to further our strategic initiatives. Our policy is to carry these investments at cost or, if publicly traded, at market value with changes recorded as adjustments to shareholders' equity. When a company in which we have made an investment is acquired, any gain or loss is recognized through the income statement. During 1Q `00 Infospace Inc. acquired Prio Inc., in which we held an investment. This resulted in a gain (reported in Other Operating Expenses) which was offset by higher investments in internet related activities and, therefore, had no material effect on net income or total expenses.

o The pre-tax margin was 15.7% in 1Q `00 versus 16.1% last year as we continued to invest heavily in business building activities.

o   The effective tax rate was 35% in 1Q `00, 1Q `99 and 4Q `99.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                        TRAVEL RELATED SERVICES (CONT'D)
                        --------------------------------

o DISCOUNT REVENUE: Stronger billed business and a slightly lower discount rate yielded a 19% increase in discount revenue.

    - The average discount rate in 1Q `00 was 2.72% versus 2.73% in 1Q `99 and 2.71% in 4Q `99.

        -- We believe the AXP value proposition is strong. However, changes in the mix of business, e.g., growing card acceptance at supermarkets, discounters, etc., the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                                                            Quarters Ended                  Percentage
                                                                               March 31,                     Inc/(Dec)
                                                                   ----------------------------------    ------------------
                                                                           2000               1999
                                                                           ----               ----
    Card billed business (billions):

         United States                                                    $50.6              $41.6               22%
         Outside the United States                                         17.7               15.2               17
                                                                          -----              -----
         Total                                                            $68.3              $56.8               20
                                                                          =====              =====
    Cards in force (millions):
         United States                                                     31.4               27.9               12
         Outside the United States                                         16.5               15.0               11
                                                                          -----              -----
         Total                                                             47.9               42.9               12
                                                                          =====              =====
    Basic cards in force (millions):

         United States                                                     24.5               21.8               12
         Outside the United States                                         12.6               11.5               10
                                                                          -----              -----
         Total                                                             37.1               33.3               11
                                                                          =====              =====
    Spending per basic card in force (dollars) (a):

         United States                                                   $2,123             $1,915               11
         Outside the United States                                       $1,630             $1,472               11
         Total                                                           $1,980             $1,781               11

         (a) Proprietary card activity only.


    - BILLED BUSINESS: The 20% increase in billed business resulted from higher spending per basic cardmember worldwide (due in part to increased merchant coverage and the benefits of rewards programs) and growth in cards in force.

        -- U.S. spending per basic card in force increased 11% reflecting continued strong growth in the consumer and small business areas and a return to double-digit volume expansion within Corporate Services.

        --  Excluding foreign exchange translation:

            - Total billed business outside the U.S. rose approximately 19% on strong double-digit increases in all regions.

            - Spending per proprietary basic card in force outside the U.S. rose 13%.

        -- Network partnership and Purchasing Card volumes sustained their stronger growth levels, in excess of the consolidated worldwide billed business growth rate.

        -- Retail and "everyday spend" categories continued to contribute strongly to worldwide business growth.

        -- Airline related volume rose double digits as the average airline charge was up and transaction volume increased.

    -   Cards in force worldwide rose 12% versus last year.

        -- The improvement in U.S. card acquisitions during the quarter (1.5MM net new cards added) reflects more proactive consumer card and small business services activities, including the successful launch of Blue and co-branded Costco cards. This is consistent with a strategy shift late in 1998 towards reenergizing acquisition programs while maintaining our focus on expanding existing relationships.

        -- Outside the United States, cards in force rose 11% on continued proprietary card growth and particularly strong network card results.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                        TRAVEL RELATED SERVICES (CONT'D)
                        --------------------------------

o NON-AMEX BRANDED STATISTICS: Total cards in force and billed business exclude activities on Non-Amex Branded cards (Visa and Eurocards) issued in connection with joint venture activities. These are now reported as separate line items within TRS' selected statistical information. This disclosure is consistent with our previously discussed plans to broaden the scope of our card activities through possible acquisitions of card portfolios and additional joint ventures.

                                                                Quarters Ended                    Percentage
                                                                  March 31,                       Inc/(Dec)
                                                       ---------------------------------        ---------------
                                                               2000                1999
                                                               ----                ----
     Cards in force (millions)                                  0.6                 0.2               #
     Billed business (billions)                                $0.5                $0.2               #

     # Denotes variance greater than 100%.

o NET CARD FEES: Rose slightly as new cards in force were added. The average fee per card in force was $37 in 1Q `00, versus $40 in 1Q `99 and $38 in 4Q `99, as the mix evolved toward lower and no fee products.

o TRAVEL COMMISSIONS AND FEES: Were up 3% on 3% growth in travel sales. The revenue earned per dollar of sales (8.0% in both 1Q `00 and 1Q `99) reflects a relatively larger contribution from non-U.S. transactions and new fees related to certain client services, which were offset by continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o OTHER REVENUES: Increased 32% due to Tax and Business Services and ATM acquisitions, higher lending and membership rewards fees, greater foreign exchange conversion revenues, and larger interest revenues.

o NET FINANCE CHARGE REVENUE: Rose 23% on strong 44% growth in worldwide lending balances that was partially offset by lower net interest yields.

    - The yield on the U.S. portfolio declined to 7.8% in 1Q `00 versus 9.4% in 1Q `99 as a higher proportion of the portfolio was on introductory rates and the mix of products evolved toward more fixed-rate and lower-rate products. The yield increased from 7.7% in 4Q `99 on slightly lower introductory rate usage.

o MARKETING AND PROMOTION EXPENSES: Increased by 26% on a GAAP reporting basis on expanded card acquisition and media advertising activities. On a Managed Statement of Income basis, expenses were 18% higher after the elimination of expenses corresponding to the SFAS 125 gain.

o CHARGE CARD INTEREST EXPENSE: Rose 30% due to higher billed business volumes and a greater worldwide cost of funds.


o HUMAN RESOURCE EXPENSES: Increased 9% versus last year as a result of a higher average number of employees and merit increases.

    - The employee count at 3/00 of 73,700 was up approximately 3,000 versus last year and 950 versus 4Q `99 primarily due to increased global technology business demands, greater business volumes and the substitution of contract programmers with full-time employees.

o OTHER OPERATING EXPENSES: Rose 23% on higher costs related to business growth, cardmember loyalty programs, professional fees for the outsourcing of certain collection activities and various business building initiatives.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                        TRAVEL RELATED SERVICES (CONT'D)
                        --------------------------------

o   CREDIT QUALITY:

    - Overall, charge card and lending credit quality remained stable in the quarter and improved versus last year.

    - The provision for losses on charge card products was 20% above last year due to higher volumes.

    - The lending provision for losses was 19% above last year, as growth in outstanding loans was partially offset by improved credit quality.

    - Reserve coverage ratios at more than 100% of past due balances remained strong.

    -   WORLDWIDE CHARGE CARD:

        -- The write-off rate hit a new historical low while the past due rate improved versus 3/99. The past due rate was up versus 12/99 reflecting the normal seasonal effect of the relatively high 4Q receivable balance level created by holiday spending.

                                                                                 3/00            12/99             3/99
                                                                         --------------     ------------    -------------
             Loss ratio, net of recoveries                                       0.34%            0.40%            0.43%
             90 days past due as a % of receivables                               2.6%             2.5%             3.0%

       --   Reserve coverage of past due accounts remained strong.

                                                                                 3/00            12/99             3/99
                                                                         --------------    -------------    -------------
             Reserves (MM)                                                       $894             $857             $876
             % of receivables                                                     3.3%             3.2%             3.7%
             % of past due accounts                                               129%             126%             126%

     -    U.S. Lending:
          ------------

       -- The write-off and past due rates improved from last year and were stable versus 12/99.

                                                                                3/00             12/99             3/99
                                                                         -------------     -------------     -------------
             Write-off rate, net of recoveries                                   4.6%              4.5%             5.9%
             30 days past due as a % of loans                                    2.6%              2.6%             3.1%

       -- The cardmember lending reserve increased and coverage of past due accounts remained strong.

                                                                                 3/00            12/99             3/99
                                                                         -------------    --------------     -------------
             Reserves (MM)                                                       $689             $672             $623
             % of total loans                                                     2.8%             2.9%             3.7%
             % of past due accounts                                               109%             110%             121%

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                       AMERICAN EXPRESS FINANCIAL ADVISORS
                       -----------------------------------

(Preliminary)                   STATEMENTS OF INCOME
                                --------------------
                                   (UNAUDITED)

(millions)                                                          Quarters Ended                        Percentage
                                                                       March 31,                          Inc/(Dec)
                                                        ----------------------------------------      -------------------
                                                                    2000                   1999
                                                                    ----                   ----
Revenues:
     Investment income                                              $572                   $595               (4)%
     Management and distribution fees                                688                    522               32
     Other revenues                                                  246                    228                8
                                                                   -----                  -----
          Total revenues                                           1,506                  1,345               12
     Provision for losses and benefits:
          Annuities                                                  259                    270               (4)
          Insurance                                                  139                    126               10
          Investment certificates                                     89                     64               41
                                                                   -----                  -----
               Total                                                 487                    460                6
                                                                   -----                  -----
          Total net revenues                                       1,019                    885               15
                                                                   -----                  -----
Expenses:
     Human resources                                                 498                    416               20
     Other operating expenses                                        166                    157                6
                                                                   -----                  -----
          Total expenses                                             664                    573               16
                                                                   -----                  -----
Pretax income                                                        355                    312               14
Income tax provision                                                 110                     98               12
                                                                   -----                  -----
Net income                                                          $245                   $214               15
                                                                   =====                  =====


o   Net revenue growth of 15% resulted from:

    -    Increased management fees from larger managed asset levels;
    -    Greater distribution fees from product sales and asset levels; and
    -    Higher insurance premiums.

o Pretax margin trends reflect higher human resource expenses on substantially greater sales and asset levels, partially offset by relatively higher expenses related to business building initiatives last year. Core operating expense growth was well controlled.

o   The effective tax rate was 31% in 1Q `00, 4Q `99 and 1Q `99.

o Reporting of data related to assets owned, managed and administered and product sales has been revised to reflect better AEFA's multiple sales channel strategy and the broadening of its product portfolio through additional non-proprietary offerings. Prior reporting did not fully capture the full range of products sold by AEFA. Therefore, asset and sales data now include all proprietary, non-proprietary and retirement services (e.g., 401k) products. All non-proprietary product related assets held within a "wrap-like" program are now included in "Assets Managed". All other non-proprietary product related assets are included in "Assets Administered", as are other non-proprietary assets within retirement services. All prior period results have been restated to conform with this presentation.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)
                  --------------------------------------------

o   ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                                         Percentage
     (billions)                                                         March 31,                        Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                  2000                  1999
                                                                  ----                  ----
     Assets owned (excluding separate accounts)                  $39.8                 $37.4                  6%
     Separate account assets                                      38.4                  28.2                 36
     Assets managed                                              180.1                 142.8                 26
     Assets administered                                          31.2                  18.7                 67
                                                                ------                ------
                    Total                                       $289.5                $227.1                 27
                                                                ======                ======

o   INVESTMENT INCOME:

    - Gross investment income decreased 4% due to a lower average yield on invested assets and losses related to the high yield investment portfolio, consistent with rising default rates and declining recoveries within the industry. These were partially offset by a higher level of invested assets and an increase in the value of options hedging outstanding stock market certificates.

    - Average invested assets of $32.4B (excluding unrealized appreciation/depreciation) were up 5% versus $31.0B in 1Q `99.

    -   The average yield on invested assets was 7.4% versus 7.6% in 1Q `99.

    - Insurance, annuity and certificates spreads were down versus last year and last quarter.

o Asset Quality remains strong despite some deterioration in the high yield portfolio.

    - Non-performing assets relative to invested assets were 0.5% and were 48% covered by reserves.

    - The SFAS No. 115 related mark-to-market adjustment on the portfolio (reported in assets pre-tax) was depreciation of ($881MM) at 3/00 and ($744MM) at 12/99 versus appreciation of $178MM at 3/99.


    - Unrealized depreciation on securities held to maturity was ($63MM) at 3/00 and ($111MM) at 12/99 compared with appreciation of $448MM at 3/99.

o MANAGEMENT AND DISTRIBUTION FEES: The increase of 32% was due to higher average assets under management, distribution fees from greater mutual fund sales and asset levels, and substantially higher brokerage fees.

    -   ASSETS MANAGED:
                                                                                                             Percentage
       (billions)                                                                March 31,                   Inc/(Dec)
                                                                       ------------------------------     -----------------
                                                                               2000              1999
                                                                               ----              ----
       Assets managed for individuals                                        $122.7             $96.0            28%
       Assets managed for institutions                                         57.4              46.8            23
       Separate account assets                                                 38.4              28.2            36
                                                                             ------            ------
                      Total                                                  $218.5            $171.0            28
                                                                             ======            ======

        -- The growth in managed assets since 3/99 resulted from $37.4B of market appreciation and $10.1B of net new money.

        -- The $12.0B increase in managed assets during 1Q `00 resulted from $9.4B of market appreciation and net new money of $2.6B.

o   PRODUCT SALES:

    -   Total gross cash sales from all products were up 42% over 1Q `99.

    - Mutual fund sales increased 43% on strong double-digit growth in proprietary funds and particularly strong non-proprietary fund sales, especially in "wrap" accounts. Within proprietary funds:

        -- There was continued strong double-digit growth in equity and money market fund sales; sales of bond funds declined.

        -- Sales of no-load funds improved; front-load and rear-load fund sales were down slightly.

        -- Redemption rates continued to compare favorably with industry levels.

    - Annuity sales were up 72%, as variable annuity sales were particularly strong.

    -   Sales of insurance products increased 50% from new product offerings.

    - Certificate sales were also strong reflecting the growth of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB and strength in advisor sales.

    - Institutional sales increased 109% reflecting both new accounts and additional contributions.

    - Product sales generated through financial planning and advice services were 67% of total sales in 1Q `00 and 1Q `99.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)
                  --------------------------------------------

o OTHER REVENUES: Were up 8% as a result of higher life and property-casualty insurance premiums and greater fees from financial planning and advice services.

    - Financial planning and advice services fees of $26.3MM rose 24% versus 1Q `99.

o PROVISIONS FOR LOSSES AND BENEFITS: Lower annuity product provisions resulted from a smaller fixed annuity inforce level. Insurance provisions rose reflecting a larger inforce level and, to a lesser extent, a higher accrual rate. Certificate provisions increased on a higher inforce level and accrual rate and the effect of appreciation in the S&P 500 on the stock market certificate product.

o HUMAN RESOURCES: Expenses were up 20% because of larger field force compensation-related expenses due to growth in sales and asset levels, as well as higher home office expenses reflecting growth in the client services organization and costs for technology-related initiatives.

    - TOTAL ADVISOR FORCE: 11,094 at 3/00; +722 advisors, or 7%, versus 3/99 and down 272 advisors versus 12/99.

        -- The decline in advisors versus 12/99 reflects both seasonal patterns and transitional factors related to the implementation of the platform strategy.

            - Historically, advisor appointment levels are relatively weaker in the first quarter and stronger in the third and fourth quarters as field force management pushes harder toward their annual recruitment goals during the second half of the year. This phenomenon was somewhat exaggerated during 4Q `99 as platform related changes in new advisor compensation programs further stimulated the advisor appointment process. Advisor growth in 4Q `99 exceeded historical growth rates without this effect.

            - The 1Q `00 platform strategy implementation created some shakeout within the field force as certain advisors resigned. Others moved to a para-planner status and are not included in the advisor count under the new structure. The median production level for this combined group was less than 10% of the average veteran advisor level.

        -- Transitional factors are expected to also constrain the advisor growth rate in 2Q '00. However, assuming a continuation of reasonable market dynamics, effective recruiting results and a waning transitional effect of the platform implementation, the current strength in applicants, licensing activities and recruiting of experienced advisors makes us optimistic about future advisor growth.* Our optimism is based on a number of factors, including:

            -   1Q `00 applicant testing levels were up significantly versus
                1Q `99.

            - Greater volumes of hires, who are not appointed to advisor status until training and licensing is completed (typically 12-16 weeks).

            - Field leader proficiency in managing the platform dynamics should improve as the year progresses.* This was evident in the accelerated net advisor growth experienced in the two test markets where the platform changes were implemented in 1999.

            - Recruiting of experienced advisors, a key platform implementation goal, showed excellent results in 1Q `00.

            -   Veteran advisor retention rates remain at record levels.

        -- Overall, field force dynamics were strong as production was up over 20% versus 1Q `99, productivity improved and client acquisition rose double digits versus last year.

        -- The number of clients and accounts per client were up 7% and 1%, respectively, versus 1Q `99. Client retention continued above 95%.

o OTHER OPERATING EXPENSES: The 6% increase reflects particularly high levels of spending on business building initiatives (e.g., new advisor platforms) last year, an investment spending plan in 2000 that is more skewed toward coming quarters and continued core operating expense growth control.


                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                     AMERICAN EXPRESS BANK/TRAVELERS CHEQUE
                     --------------------------------------

(Preliminary)                  STATEMENTS OF INCOME
                               --------------------
                                   (UNAUDITED)

(millions)                                                          Quarters Ended                      Percentage
                                                                      March 31,                          Inc/(Dec)
                                                          -----------------------------------      ----------------------
                                                               2000         1999
                                                               ----         ----
Net revenues:
     Interest income                                           $183         $193                         (5)%
     Interest expense                                           118          119                         (1)
                                                              -----        -----
           Net interest income                                   65           74                        (11)
     TC investment income                                        91           79                         15
     Commissions and fees                                        54           43                         27
     Foreign exchange income and other revenue                   41           51                        (21)
                                                              -----        -----
          Total net revenues                                    251          247                          2
                                                              -----        -----
Expenses:
     Human resources                                             84           82                          2
     Other operating expenses                                   148          136                          9
     Provision for losses                                        16           17                         (4)
                                                              -----        -----
          Total expenses                                        248          235                          6
                                                              -----        -----
Pretax income                                                     3           12                        (77)
Income tax benefit                                              (37)         (29)                        28
                                                              -----        -----
Net income                                                      $40          $41                         (3)
                                                              =====        =====


o Net income at American Express Bank was unchanged versus last year, while Travelers Cheque results fell slightly.

o Revenues rose 2% as higher commissions and fees and TC investment income were partially offset by lower foreign exchange and net interest income. AEB's two individual oriented businesses continued to grow as Private Banking client holdings rose 27% and client volumes in Personal Financial Services increased 24%.

    - Net interest income at AEB was down 11% versus last year primarily due to the effects of a lower loan portfolio and higher funding costs.

    - TC investment income increased 15% reflecting a higher TC investment pool and growth in Money Order related activities.

    - Commissions and fees rose 27% on higher Private Banking, Correspondent Banking and Personal Financial Services fees.

    - Foreign exchange income and other revenue declined as stable currencies in key markets decreased client related trading activities.

o Human resources expense rose only 2% reflecting personnel reductions as AEB rationalizes certain country activities. Other operating expenses increased 9% as Travelers Cheque business building initiatives were partially offset by lower costs at AEB.

o   AEB remained "well capitalized".

                                       3/00              12/99              3/99            Well-Capitalized
                                  ----------------    -------------    ---------------    ---------------------
     Tier 1                            10.1%               9.9%              9.8%                  6.0%
     Total                             11.6%              12.0%             12.1%                 10.0%
     Leverage Ratio                     5.6%               5.6%              5.4%                  5.0%

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (CONT'D)
                 -----------------------------------------------

o   EXPOSURES

    - AEB's loans outstanding declined to $5.0B at 3/00 versus $5.3B at 3/99 and $5.1B at 12/99. The reduction since 3/99 resulted from a $600MM decrease in corporate and correspondent bank loans and a $540MM increase in consumer and private banking loans, before the effect of asset sales and securitizations. In 1Q `00, corporate and correspondent bank loans were $200MM lower and consumer and private banking loans were up $77MM. As of 3/00, consumer and private banking loans comprised 40% of total loans versus 32% at 3/99.

    - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.7B to the credit exposures at 3/00 and $7.6B at 3/99 and 12/99. Of the $7.7B of additional exposures at 3/00, $5.2B were relatively less risky cash and securities related balances.

       ($ in billions)                                                           3/31/00
                                                    -------------------------------------------------------------------
                                                                                   Net
                                                                               Guarantees                                12/31/99
                                                                FX and             and                       Total         Total
       Country                                       Loans    Derivatives      Contingents    Other(1)    Exposure(2)   Exposure(2)
       -------                                       -----    -----------      -----------    -----       --------      --------
       Hong Kong                                      $0.5              -             $0.1      $0.1           $0.7        $0.8
       Indonesia                                       0.2              -                -       0.1            0.3         0.4
       Singapore                                       0.5              -              0.1       0.1            0.7         0.6
       Korea                                           0.1              -                -       0.2            0.4         0.3
       Taiwan                                          0.3              -              0.1       0.1            0.4         0.4
       China                                             -              -                -         -              -           -
       Japan                                             -              -                -         -            0.1         0.1
       Thailand                                          -              -                -         -              -           -
       Other                                             -              -                -       0.2            0.3         0.3
                                                     -----          -----            -----     -----          -----       -----
           Total Asia/Pacific Region (2)               1.6              -              0.3       0.9            2.9         2.9
                                                     -----          -----            -----     -----          -----       -----

       Chile                                           0.2              -                -       0.1            0.4         0.3
       Brazil                                          0.2              -                -       0.1            0.3         0.3
       Mexico                                          0.1              -                -         -            0.1         0.1
       Peru                                              -              -                -         -              -           -
       Argentina                                       0.1              -                -         -            0.1         0.1
       Other                                           0.2              -              0.1       0.1            0.5         0.5
                                                     -----          -----            -----     -----          -----       -----
           Total Latin America (2)                     0.7              -              0.2       0.3            1.3         1.2
                                                     -----          -----            -----     -----          -----       -----
       India                                           0.3              -              0.1       0.3            0.7         0.7
       Pakistan                                        0.1              -                -       0.1            0.3         0.3
       Other                                           0.1              -              0.1       0.1            0.2         0.2
                                                     -----          -----            -----     -----          -----       -----
           Total Subcontinent (2)                      0.4              -              0.2       0.6            1.2         1.2
                                                     -----          -----            -----     -----          -----       -----
       Egypt                                           0.3              -                -       0.2            0.5         0.5
       Other                                           0.1              -                -         -            0.2         0.2
                                                     -----          -----            -----     -----          -----       -----
           Total Middle East and Africa (2)            0.4              -              0.1       0.2            0.8         0.8
                                                     -----          -----            -----     -----          -----       -----

           Total Europe (2) (3)                        1.4           $0.1              0.7       2.5            4.7         4.7

           Total North America (2)                     0.3            0.1              0.2       1.3            1.8         2.0
                                                     -----          -----            -----     -----          -----       -----

       Total Worldwide (2)                            $5.0           $0.3             $1.6      $5.8          $12.7       $12.7
                                                     =====          =====            =====     =====          =====       =====

     (1) Includes cash, placements and securities.
     (2) Individual items may not add to totals due to rounding.
     (3) Total exposures at 3/31/00 and 12/31/99 include $10MM and $11MM, respectively, of exposures to Russia.

         Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                            AMERICAN EXPRESS COMPANY
                            ------------------------
                           FIRST QUARTER 2000 OVERVIEW
                           ---------------------------
                 AMERICAN EXPRESS BANK/TRAVELERS CHEQUE (CONT'D)
                 -----------------------------------------------

o Total non-performing loans for AEB of $174MM were down from $209MM at 3/99 and up slightly from $168MM at 12/99. The decline versus last year reflects write-offs, mainly in Indonesia, and loan payments.

o Other non-performing assets at AEB of $31MM at 3/00, primarily foreign exchange and derivatives contracts, decreased from $64MM at 3/99 and $37MM at 12/99. The decline in both periods primarily reflects upgrades of the risk status of assets in Indonesia and, versus 3/99, write-offs mainly in Indonesia.

o AEB's total reserves at 3/00 and 12/99 were $189MM compared with $261MM at 3/99 and are allocated as follows:

     (millions)                                           3/00          12/99            3/99
                                                     ----------    -----------     -----------
     Loans                                                $170           $169            $218
     Other Assets, primarily derivatives                    15             16              41
     Other Liabilities                                       4              4               2
                                                          ----           ----            -----
          Total                                           $189           $189            $261
                                                          ====           ====            ====

    -   The decline versus 3/99 reflects the write-offs cited above.

o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends, and the impact of current economic conditions. As of March 31, 2000 management believes the loss reserve is appropriate.